Exhibit 99.1

Capstone Turbine Announces Second Quarter Results

    CHATSWORTH, Calif.--(BUSINESS WIRE)--July 17, 2003--Capstone Turbine Corporation (Nasdaq:CPST) (www.microturbine.com), the world's leading microturbine power systems manufacturer, today reported its results for the quarter ended June 30, 2003. Revenue for the quarter was $4.1 million as compared with $7.4 million for the second quarter of 2002. Capstone shipped 108 units, comprised of 48 of its 60-kilowatt systems and 60 of its 30-kilowatt systems, in the second quarter of 2003.
    For the second quarter of 2003, Capstone's net loss was $9.4 million, or ($0.12) per share compared to a net loss of $30.8 million or ($0.40) per share during the second quarter of 2002. The loss during the second quarter of 2002 included $16.0 million from the impairment of marketing rights and $1.8 million related to excess inventory charges.
    Interim CEO, Emily Liggett, noted, "The soft economic environment remains challenging for distributed generation manufacturers, but we saw encouraging results in this most recent quarter. Capstone shipped
4.7 megawatts of power products during the second quarter of 2003. This is the highest quarterly shipment total since the 7.4 megawatts shipped during the second quarter of 2002. We began the second quarter with 7.0 megawatts of backlog and we begin the third quarter with a
5.1 megawatt backlog.
    "We are working with our business partners to increase adoption of Capstone Microturbines around the world," said Liggett, "and some interesting applications were unveiled recently:

    -- An A&P Waldbaum's supermarket on Long Island held an event to showcase its C60 that not only conserves energy on the strained Long Island power grid, its exhaust is used to dehumidify the in-store air. This conserves even more energy by cutting air conditioning use;

    -- The Santa Fe Hilton where a Capstone Microturbine's exhaust heats an outdoor pool, and

    -- A Wisconsin landfill running an array of biogas-fueled microturbines."

    On the company's business plan initiatives, Ms. Liggett said, "During the quarter we shipped the first commercial units of our new integrated combined heat and power product based upon our C60 system. These systems are now being deployed in commercial applications. We reached another important milestone in the second quarter by beginning testing of the power electronics for the C200 product that we target for release in 2004."

    Second Quarter Financial Highlights

    Gross loss in the quarter was $2.6 million, compared to $4.2 million for the same period in the prior year. The 2002 period included charges of $1.8 million related to excess inventory.
    Research and development ("R&D") costs increased to $2.5 million in the period, as compared to $1.6 million in the second quarter of 2002. R&D expenses are reported net of contract offsets. These offsets were $0.1 million and $1.3 million in 2003 and 2002, respectively.
    Selling, general and administrative expenses decreased to $4.7 million, less than half the $9.7 million recorded in the second quarter of 2002.
    As of June 30, 2003, Capstone had $126.4 million in cash and cash equivalents, with no long-term debt. The company's cash utilization was $6.2 million in the second quarter of 2003, compared to $9.2 million in the second quarter of 2002 and $7.7 million in the first quarter of 2003.

    Conference call

    The company will host a conference call today, Thursday, July 17, at 2:00 p.m. Pacific Time, to further review the company's second quarter results. Access to the live broadcast and a replay of the webcast will be available until July 31 through the company's web site: www.microturbine.com.

    About Capstone Turbine

    Capstone Turbine Corporation (www.microturbine.com)(Nasdaq:CPST) is the world's leading producer of low-emission microturbine systems. In 1998, Capstone was the first to offer commercial power products utilizing microturbine technology, the result of more than ten years of focused research. Capstone Turbine has sold and shipped more than 2,500 commercial production Capstone MicroTurbine systems to customers worldwide. These award-winning systems have logged more than 4 million hours of operation.

    This press release contains "forward-looking statements," as that term is used in the federal securities laws, about Capstone's business, with regard to its ability to address its market challenges, maintain or strengthen its position as a leading technology, develop new products according to plans, or its ability to increase installations or build its rate of adoption. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Such factors include, but are not limited to:



   1) Market acceptance and quality of Capstone's technology and products;
   2) Limited operating history characterized by net losses;
   3) The size, timing, shipment and pricing of individual orders;
   4) The ability of Capstone to successfully execute its production and marketing plans;
   5) The Company's ability to develop additional microturbine product releases; and
   6) Other factors detailed in the Company's filings with the Securities and Exchange Commission.


    Capstone cautions readers not to place undue reliance on these statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

    "Capstone Turbine Corp." is a registered trademark of Capstone Turbine Corporation. All other trademarks mentioned in this press release are the property of their respective owners.



                     CAPSTONE TURBINE CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                             June 30,    December 31,
                                               2003          2002
                  Assets

Current Assets:
 Cash and cash equivalents                 $126,369,000  $140,310,000
 Accounts receivable, net of allowance for
  doubtful accounts and sales returns of
  $589,000 at June 30, 2003 and $194,000
  at December 31, 2002                        2,983,000     4,893,000
 Inventory                                   13,299,000     9,124,000
 Prepaid expenses and other current assets    2,484,000     2,331,000
  Total current assets                      145,135,000   156,658,000
Equipment and Leasehold Improvements:
 Machinery, equipment, and furniture         23,157,000    22,996,000
 Leasehold improvements                       8,482,000     8,480,000
 Molds and tooling                            4,281,000     4,350,000
                                             35,920,000    35,826,000
 Less accumulated depreciation and
  amortization                               17,442,000    15,346,000
  Total equipment and leasehold
   improvements                              18,478,000    20,480,000

Non-Current Portion of Inventory              1,147,000     6,784,000
Deposits on Fixed Assets                          6,000       708,000
Other Assets                                    494,000       532,000
Intangible Asset, Net                         1,894,000     2,029,000
  Total                                    $167,154,000  $187,191,000

       Liabilities and Stockholders' Equity

Current Liabilities:
 Accounts payable                            $1,675,000    $4,321,000
 Accrued salaries and wages                   1,648,000     2,088,000
 Other accrued liabilities                    1,496,000     1,132,000
 Accrued warranty reserve                     6,785,000     6,913,000
 Deferred revenue                             1,252,000       734,000
 Current portion of capital lease
  obligations                                 1,253,000     1,522,000
  Total current liabilities                  14,109,000    16,710,000

Long-Term Portion of Capital Lease
 Obligations                                    502,000       974,000

Other Long-Term Liabilities                   1,199,000     1,325,000

Commitments and Contingencies                        --            --

Stockholders' Equity:
    Common stock, $.001 par value;
     415,000,000 shares authorized;
     81,808,455 shares issued and
     81,257,247 shares outstanding at June
     30, 2003;  81,635,035 shares issued
     and 81,437,822 shares outstanding at
     December 31, 2002                           82,000        82,000
 Additional paid-in capital                 527,454,000   526,952,000
 Accumulated deficit                       (375,679,000) (358,646,000)
    Less Treasury stock, at cost; 551,208
     shares at June 30, 2003; 197,213
     shares at December 31, 2002               (513,000)     (206,000)
  Total stockholders' equity                151,344,000   168,182,000
  Total                                    $167,154,000  $187,191,000


                     CAPSTONE TURBINE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                          Three                         Six
                       Months Ended                 Months Ended
                         June 30,                    June 30,
                     2003         2002          2003          2002

Revenues         $4,132,000    $7,408,000    $6,914,000   $11,999,000
Cost of Goods
 Sold             6,739,000    11,631,000    11,695,000    19,180,000
  Gross Loss     (2,607,000)   (4,223,000)   (4,781,000)   (7,181,000)

Operating Expenses:
  Research and
   development    2,450,000     1,619,000     3,456,000     3,058,000
  Selling,
   general and
   administrative 4,676,000     9,650,000     9,497,000    18,010,000
  Impairment loss
   on Marketing
   Rights                 -    15,999,000             -    15,999,000
    Total operating
     expenses     7,126,000    27,268,000    12,953,000    37,067,000
Loss from
 Operations      (9,733,000)  (31,491,000)  (17,734,000)  (44,248,000)
Interest Income     400,000       756,000       839,000     1,579,000
Interest Expense    (64,000)     (105,000)     (137,000)     (219,000)
Other Income
 (Expense), net      (1,000)        5,000         1,000        25,000
Loss Before
 Income Taxes    (9,398,000)  (30,835,000)  (17,031,000)  (42,863,000)
Provision for
 Income Taxes             -             -         2,000         2,000
Net Loss        $(9,398,000) $(30,835,000) $(17,033,000) $(42,865,000)

Weighted Average
 Common Shares
 Outstanding     81,231,192    77,453,602    81,289,027    77,420,588

Net Loss Per
 Share of Common
 Stock - Basic
 and Diluted         $(0.12)       $(0.40)       $(0.21)      $(0.55)


                     CAPSTONE TURBINE CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Unaudited)

                                                 Six Months Ended
                                                     June 30,
                                                2003          2002

Cash Flows from Operating Activities:
  Net loss                                 $(17,033,000) $(42,865,000)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation and amortization            3,201,000     6,229,000
     Impairment loss on marketing rights              -    15,999,000
     Non-cash reversal of administrative
      expenses                               (1,099,000)
     Provision for doubtful accounts and
      sales returns                             534,000       125,000
     Inventory write-down                       167,000     2,853,000
     Provision for warranty expenses          1,442,000     1,532,000
     Loss on disposal of equipment              188,000        86,000
     Non-employee stock compensation              7,000             -
     Employee and director stock
      compensation                              403,000       528,000
     Changes in operating assets and
      liabilities:
       Accounts receivable                    1,377,000      (100,000)
       Other assets                                   -       100,000
       Inventory                              1,294,000     2,206,000
       Prepaid expenses and other current
        assets                                 (154,000)   (1,509,000)
       Accounts payable                      (1,547,000)    1,953,000
       Accrued salaries and wages and
        deferred compensation                  (477,000)      466,000
       Other accrued liabilities and
        deferred rent                           276,000      (145,000)
       Accrued warranty reserve              (1,569,000)   (1,056,000)
       Deferred revenue                         517,000      (409,000)
          Net cash used in operating
           activities                       (12,473,000)  (14,007,000)
Cash Flows from Investing Activities:
  Acquisition of and deposits on fixed
   assets                                      (561,000)   (1,289,000)
  Proceeds from disposal of fixed assets         26,000             -
          Net cash used in investing
           activities                          (535,000)   (1,289,000)
Cash Flows from Financing Activities:
  Repayment of capital lease obligations       (718,000)     (654,000)
  Exercise of stock options and employee
   stock purchases                               92,000       208,000
  Acquisition of treasury stock                (307,000)            -
          Net cash used in financing
           activities                          (933,000)     (446,000)
  Net Decrease in Cash and Cash
   Equivalents                              (13,941,000)  (15,742,000)
  Cash and Cash Equivalents, Beginning of
   Period                                   140,310,000   170,868,000
  Cash and Cash Equivalents, End of Period $126,369,000  $155,126,000

Supplemental Disclosures of Cash Flow
 Information:
  Cash paid during the period for:
     Interest                                  $137,000      $219,000
     Income taxes                                $2,000        $2,000

    CONTACT: Capstone Turbine Corporation
             Investor Media: Wade Welch, 818-734-5555
             General Media: Keith Field, 818-734-5465